UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2010

CONMED CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road
Utica, New York 13502
(Address of principal executive offices, including zip code)

(315) 797-8375
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officers; Election of Directors; Appointment of Principal Officers

David A. Johnson resigned as the Vice President of Global Operations and Supply Chain on March 30, 2010.  In connection with his resignation, the Company and Mr. Johnson entered into a Consulting Agreement dated the same day (the “Consulting Agreement”).  Under the terms of the Consulting Agreement, Mr. Johnson has agreed to be available to the Company for consultation on matters related to those areas for which he had responsibility during his tenure with the Company.  In consideration for such services, the Company has agreed to pay Mr. Johnson $5,632.35 per week for a period not to extend beyond February 7, 2011, subject to Mr. Johnson’s non-revocation of a general release and his continued compliance with certain restrictive covenants.

Section 9                      Financial Statements and Exhibits
Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are included herewith:

Exhibit No.                      Description of Exhibit

99. Consulting Agreement dated March 30, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	Robert D. Shallish, Jr.
Vice President – Finance and
Chief Financial Officer

Date:     March 30, 2010